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                             SEI WEALTH MANAGEMENT TRUST

                          AGREEMENT AND DECLARATION OF TRUST

         AGREEMENT AND DECLARATION OF TRUST dated the 28th day of June, 1988, by the Trustees hereunder, and by the holders of Shares of beneficial interest to be issued hereunder as hereinafter provided.

         WITNESSETH that

         WHEREAS, this Trust has been formed to carry on the business of an investment company; and

         WHEREAS, the Trustees have agreed to manage all property coming into their hands as trustees of a Massachusetts voluntary association with transferable Shares in accordance with the provisions hereinafter set forth.

         NOW, THEREFORE, the Trustees hereby declare that they will hold all cash, securities and other assets, which they may from time to time acquire in any manner as Trustees hereunder IN TRUST to manage and dispose of the same upon the following terms and conditions for the pro rata benefit of the holders from time to time of Shares in this Trust as hereinafter set forth.

                                      ARTICLE I
                                 NAME AND DEFINITIONS

NAME

         SECTION 1. This Trust shall be known as the "SEI Wealth Management Trust," and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

DEFINITIONS

         SECTION 2. Whenever used herein, unless otherwise required by the context or specifically provided:

              (a) The "Trust" refers to the Massachusetts voluntary association established by this Agreement and Declaration of Trust, as amended from time to time;

              (b) "Trustees" refers to the Trustees of the Trust named herein or elected in accordance with Article IV and then in office;

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              (c)  The term "Shares" means the equal proportionate transferable units of interest into which the beneficial interest in the Trust shall be divided from time to time or, if more than one series of Shares is authorized by the Trustees, the equal proportionate transferable units into which each series of Shares shall be divided from time to time;

              (d)  "Shareholder" means a record owner of Shares;

              (e) The terms "Affiliated Person," "Assignment," "Commission," "Interested Person," "Principal Underwriter" and "Majority Shareholder Vote" (the 67% or 50% requirement of the third sentence of Section 2(a)(42) of the Investment Company Act of 1940 and the rules and Regulations thereunder, all as amended from time to time, whichever may be applicable) shall have the meanings given them in the Act;

              (f) "Declaration of Trust" shall mean this Agreement and Declaration of Trust as amended or restated from time to time; and

              (g) "By-Laws" shall mean the By-Laws of the Trust as amended from time to time.

              (h) The "1940 Act" refers to the Investment Company Act of 1940 and the Rules and Regulations thereunder, all as amended from time to time.

                                      ARTICLE II
                                       PURPOSE

         The purpose of the Trust is to provide investors with one or more investment portfolios consisting primarily of securities, including debt instruments or obligations.

                                     ARTICLE III
                                        SHARES

DIVISION OF BENEFICIAL INTEREST

         SECTION 1. The Shares of the Trust shall be issued in one or more series as the Trustees may, without shareholder approval, authorize. Each series shall be preferred over all other series in respect of the assets allocated to that series. The beneficial interest in each series shall at all times be divided into Shares, without par value, each of which shall represent an equal proportionate interest in the series with each other Share of the same series, none having priority or preference over another. Each series shall be represented by one or more classes of Shares, with each class possessing such rights (including, notwithstanding any

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contrary provision herein, voting rights) as the Trustees may, without shareholder approval, authorize. The number of Shares authorized shall be unlimited, and the Shares so authorized may be represented in part by fractional Shares. The Trustees may from time to time divide or combine the Shares of any series into a greater or lesser number without thereby changing the proportionate beneficial interests in the series.

OWNERSHIP OF SHARES

         SECTION 2. The ownership of Shares shall be recorded on the books of the Trust or its transfer or similar agent. No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, the transfer of Shares and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent of the Trust, as the case may be, shall be conclusive as to who are the Shareholders of each series and as to the number of Shares of each series held from time to time by each Shareholder.

INVESTMENTS IN THE TRUST; ASSETS OF THE SERIES

         SECTION 3. The Trustees may accept investments in the Trust from such persons and on such terms and, subject to any requirements of law, for such consideration, which may consist of cash or tangible or intangible property or a combination thereof, as they may from time to time authorize.

         All consideration received by the Trust for the issue or sale of Shares of each series, together with all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to the series of Shares with respect to which the same were received by the Trust for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Trust and are herein referred to as "assets of" such series. In addition, any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular series shall be allocated by the Trustees between and among one or more of the series in such manner as they, in their sole discretion, deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all series for all purposes, and shall be referred to as assets belonging to that series.


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NO PREEMPTIVE RIGHTS

         SECTION 4. Shareholders shall have no preemptive or other right to receive, purchase or subscribe for any additional Shares or other securities issued by the Trust.

STATUS OF SHARES AND LIMITATION OF PERSONAL LIABILITY

         SECTION 5. Shares shall be deemed to be personal property giving only the rights provided in this instrument. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms of this Declaration of Trust and to have become a party thereto. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the same nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court

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or elsewhere against the Trust or the Trustees, but only to the rights of said decendent under this Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders partners. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind personally any Shareholder, nor, except as specifically provided herein, to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay.

TRUSTEE AND OFFICERS AS SHAREHOLDERS

         SECTION 6. Any Trustee, officer or other agent of the Trust may acquire, own and dispose of Shares of the Trust to the same extent as if he were not a Trustee, officer or agent; and the Trustees may issue and sell or cause to be issued and sold Shares to and buy such Shares from any such person of any firm or company in which he is interested, subject only to the general limitations herein contained as to the sale and purchase of such Shares; and all subject to any restrictions which may be contained in the By-Laws.

                                      ARTICLE IV
                                     THE TRUSTEES

ELECTION

         SECTION 1. The number of Trustees shall be fixed by the Trustees, except that, commencing with the first shareholders meeting at which Trustees are elected, there shall be not less than three nor more than fifteen Trustees, each of whom shall hold office during the lifetime of this Trust or until the election and qualification of his or her successor, or until he or she sooner dies, resigns or is removed. The number of Trustees so fixed may be increased either by the Shareholders or by the Trustees by vote of a majority of the Trustees then in Office. The number of Trustees so fixed may be decreased either by the Shareholders or by the Trustees by a vote of a majority of the Trustees then in office, but only to eliminate vacancies existing by reason of the death, resignation or removal of one or more Trustees. The initial Trustees, each of whom shall serve until the first meeting of Shareholders at which Trustees are elected and until his or her successor is elected and qualified, or until he or she sooner dies, resigns or is removed, shall be William M. Doran and such other persons as the Trustee or Trustees then in office shall, prior to any sale of Shares pursuant to public offering, appoint. By vote of the Shareholders holding a majority of the shares entitled to vote, the Shareholders may remove a Trustee with or without cause. By vote of a majority of the Trustees then in office, the Trustees may remove a Trustee for cause. Any Trustee may, but need not, be a Shareholder.

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         In case of the declination, death, resignation, retirement, removal, incapacity, or inability of any of the Trustees, or in case a vacancy shall exist by reason of an increase in number, or for any other reason, the remaining Trustees shall fill such vacancy by appointing such other person as they in their discretion shall see fit consistent with the limitations under the 1940 Act. Such appointment shall be evidenced by a written instrument signed by a majority of the Trustees in office or by recording in the records of the Trust, whereupon the appointment shall take effect. An appointment of a Trustee may be made by the Trustees then in office in anticipation of a vacancy to occur by reason of retirement, resignation or increase in number of Trustees effective at a later date, provided that said appointment shall become effective only at or after the effective date of said retirement, resignation or increase in number of Trustees. As soon as any Trustee so appointed shall have accepted this trust, the trust estate shall vest in the new Trustee or Trustees, together with the continuing Trustees, without any further act or conveyance, and he shall be deemed a Trustee hereunder. The power of appointment is subject to the provisions of Section 16(a) of the 1940 Act. In the event that at any time after the commencement of public sales of Trust Shares less than a majority of the Trustees then holding office were elected to such office by the Shareholders, the Trustees or the Trust's President promptly shall call a meeting of Shareholders for the purpose of electing Trustees. Each Trustee elected by the Shareholders or by the Trustees shall serve until the election or qualification of his or her successor, or until he or she sooner dies, resigns or is removed.

EFFECT OF DEATH, RESIGNATION, ETC. OF A TRUSTEE

         SECTION 2. The death, declination, resignation, retirement, removal, or incapacity of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust.

POWERS

         SECTION 3. Subject to the provisions of this Declaration of Trust, the business of the Trust shall be managed by the Trustees, and they shall have all powers necessary or convenient to carry out that responsibility. Without limiting the foregoing, the Trustees may adopt By-Laws not inconsistent with this Declaration of Trust providing for the conduct of the business of the Trust and may amend and repeal them to the extent that such By-Laws do not reserve that right to the Shareholders; they may fill vacancies in their number, including vacancies resulting from increases in their number, and may elect and remove such officers and appoint and terminate such agents as they consider appropriate; they may appoint from their own number, and terminate, any one or more committees consisting of two or more Trustees, including an executive committee which may, when the Trustees are not in session, exercise some or

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all of the powers and authority of the Trustees as the Trustees may determine;
they may appoint an advisory board, the members of which shall not be Trustees and need not be Shareholders; they may employ one or more investment advisers or managers as provided in Section 7 of this Article IV; they may employ one or more custodians of the assets of the trust and may authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities, retain a transfer agent or a Shareholder servicing agent, or both, provide for the distribution of Shares by the Trust, through one or more principal underwriters or otherwise, set record dates for the determination of Shareholders with respect to various matters, and in general delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees and to any agent or employee of the Trust or to any such custodian or underwriter; and they may elect and remove such officers and appoint and terminate such agents as they consider appropriate.

         Without limiting the foregoing, Trustees shall have power and authority:

         (a)  To invest and reinvest cash, and to hold cash uninvested;

         (b) To sell, exchange, lend, pledge, mortgage, hypothecate, write options on and lease any or all of the assets of the Trust;

         (c) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property, and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

         (d) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

         (e) To hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in the name of the Trustees or of the Trust or in the name of a custodian, subcustodian or other depositary or a nominee or nominees or otherwise;

         (f) To establish separate and distinct series of shares with separately defined investment objectives, policies and purposes, and to allocate assets, liabilities and expenses of the Trust to a particular series of Shares or to apportion the same among two or more series, provided that any liability or expense incurred by a particular series of Shares shall be payable solely out of the assets of that series and to establish separate classes of shares of each series;

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         (g)  To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer, any security or property of which is or was held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer, and to pay calls or subscriptions with respect to any security held in the Trust;

         (h) To join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

         (i) To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including but not limited to claims for taxes;

         (j) To enter into joint ventures, general or limited partnerships and any other combinations or associations;

         (k) To borrow funds from a bank for temporary or emergency purposes and not for investment purposes;

         (l) To endorse or guarantee the payment of any notes or other obligations of any person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof; and to mortgage and pledge the Trust property or any part thereof to secure any or all of such obligations;

         (m) To purchase and pay for entirely out of Trust property such insurance as they may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust and payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers or managers, principal underwriters, or independent contractors of the Trust individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person as Shareholder, Trustee, officer, employee, agent, investment adviser or manager, principal underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such person against such liability;

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          (n)  To pay pensions for faithful service, as deemed appropriate by the Trustees, and to adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust; and

          (o) To establish, from time to time, a minimum total investment for Shareholders, and to require the redemption of the Shares of any Shareholders whose investment is less than such minimum upon giving notice to such Shareholder.

          The Trustees shall not in any way be bound or limited by any present or future law or custom in regard to investments by Trustees. Except as otherwise provided herein or from time to time in the By-Laws, any action to be taken by the Trustees may be taken by a majority of the Trustees present at a meeting of Trustees (if a quorum be present), within or without Massachusetts, including any meeting held by means of a conference telephone or other communications equipment by which all persons participating in the meeting can communicate with each other simultaneously and participation by such means shall constitute presence in person at a meeting, or by written consent of a majority of the Trustees then in office.

PAYMENT OF EXPENSES BY THE TRUST

          SECTION 4. The Trustees are authorized to pay or to cause to be paid out of the principal or income of the Trust, or partly out of principal and partly out of income, as they deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust, or in connection with the management thereof, including, but not limited to, the Trustees' compensation and such expenses and charges for the services of the Trust's officers, employees, investment adviser or manager, principal underwriter, auditor, counsel, custodian, transfer agent, Shareholder servicing agent, and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur, provided, however, that all expenses, fees, charges, taxes and liabilities incurred or arising in connection with a particular series of Shares as determined by the Trustees, shall be payable solely out of the assets of that Series. Any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular series shall be allocated and charged by the Trustees between or among any one or more of the series in such manner as the Trustees in their sole discretion deem fair and equitable. Each such allocation shall be conclusive and binding


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upon the Shareholders of all series for all purposes. Any creditor of any series may look only to the assets of that series to satisfy such creditor's debt.

          SECTION 5. The Trustees shall have the power, as frequently as they may determine, to cause each Shareholder to pay directly, in advance or arrears, for any and all expenses of the Trust, an amount fixed from time to time by the Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends owed such Shareholder and/or by reducing the number of Shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder.

OWNERSHIP OF ASSETS OF THE TRUST

          SECTION 6. Title to all of the assets of each series of Shares and the Trust shall at all times be considered as vested in the Trustees.

ADVISORY, MANAGEMENT AND DISTRIBUTION

          SECTION 7. The Trustees may, at any time and from time to time, contract with respect to the Trust or any series thereof for exclusive or nonexclusive advisory and/or management services with SEI Financial Management Corporation, a Delaware corporation, and/or any other corporation, trust, association or other organization, every such contract to comply with such requirements and restrictions as may be set forth in the By-Laws; and any such contract may contain such other terms interpretive of or in addition to said requirements and restrictions as the Trustees may determine, including, without limitation, authority to determine from time to time what investments shall be purchased, held, sold or exchanged and what portion, if any, of the assets of the Trust shall be held uninvested and to make changes in the Trust's investments. Any contract for advisory services shall be subject to such Shareholder approval as is required by the 1940 Act. The Trustees may also, at any time and from time to time, contract with SEI Financial Services Company, a Pennsylvania corporation, and/or any other corporation, trust, association or other organization, appointing it exclusive or nonexclusive distributor or principal underwriter for the Shares, every such contract to comply with such requirements and restrictions as may be set forth in the By-Laws, and any such contract may contain such other terms interpretive of or in addition to said requirements and restrictions as the Trustees may determine.

          The fact that:
               (i) any of the Shareholders, Trustees or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, adviser, principal underwriter, or distributor or agent of or for any


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          corporation, trust, association, or other organization, or of or for any parent or affiliate of any organization, with which an advisory or management or principal underwriter's or distributor's contract, or transfer, Shareholder servicing or other agency contract may have been or may hereafter be made, or that any such organization, or any parent or affiliate thereof, is a Shareholder or has an interest in the Trust, or that

              (ii) any corporation, trust, association or other organization with which an advisory or management or principal underwriter's or distributor's contract, or transfer, Shareholder servicing or other agency contract may have been or may hereafter be made also has an advisory or management contract, or principal underwriter's or distributor's contract, or transfer, Shareholder servicing or other agency contract with one or more other corporations, trusts, associations, or other organizations, or has other businesses or interests shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust or its Shareholders.

ACTION BY THE TRUSTEES

          SECTION 8. The Trustees shall act by majority vote at a meeting duly called or by unanimous written consent without a meeting or by telephone consent provided a quorum of Trustees participates in any such telephonic meeting, unless the 1940 Act requires that a particular action be taken only at a meeting in person of the Trustees.


                                    ARTICLE V
                    SHAREHOLDERS' VOTING POWERS AND MEETINGS

VOTING POWERS

          SECTION 1. The Shareholders shall have power to vote only (i) for the election or removal of Trustees as provided in Article IV, Section 1, (ii) with respect to any investment adviser as provided in Article IV, Section 7, (iii) with respect to any termination of the Trust or any series to the extent and as provided in Article IX, Section 4, (iv) with respect to any amendment of this Declaration of Trust to the extent and as provided in Article IX, Section 7, (v) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, and (vi) with respect to such additional matters relating to the Trust as may be required by law, by this Declaration of Trust, by the By-Laws or by any registration of the Trust with the Securities and Exchange Commission or any state, or as the Trustees may consider necessary or desirable.

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          Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. Notwithstanding any other provisions of this Declaration of Trust, or any matter submitted to a vote of Shareholders, all Shares of the Trust then entitled to vote shall be voted by individual series, except (1) when required by the 1940 Act, Shares shall be voted in the aggregate and not by individual series, and (2) when the Trustees have determined that the matter affects only the interests of one or more series, then only Shareholders of such series shall be entitled to vote thereon. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy.

          A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to the exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

          Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, this Declaration of Trust or the By-Laws to be taken by Shareholders.

VOTING POWER AND MEETINGS

          SECTION 2. Meetings of Shareholders of the Trust or of any series or class may be called by the Trustees, or such other person or persons as may be specified in the By-Laws, and held from time to time for the purpose of taking action upon any matter requiring the vote or the authority of the Shareholders of the Trust or any series or class as herein provided or upon any other matter deemed by the Trustees to be necessary or desirable. Meetings of Shareholders of the Trust or of any series or class shall be called by the Trustees or such other person or persons as may be specified in the By-Laws upon written application requesting that a meeting be called for a purpose requiring action by the Shareholders as provided herein or in the By-Laws by Shareholders holding at least 10% of the outstanding Shares of the Trust if Shareholders of all series are required hereunder to vote in the aggregate and not by individual series at such meeting, or Shareholders holding at least 10% of the outstanding shares of a series or class if Shareholders of such series or class are entitled hereunder to vote by individual series or class at such meeting. The Shareholders shall be entitled to at least seven days' written notice of any meeting of the Shareholders.


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QUORUM AND REQUIRED VOTE

          SECTION 3. A majority of the Shares entitled to vote shall be a quorum for the transaction of business at a Shareholders' meeting, except that where any provision of law or of this Declaration of Trust permits or requires that holders of any series or class shall vote as a series or class, then a majority of the aggregate number of Shares of that series or class entitled to vote shall be necessary to constitute a quorum for the transaction of business by that series or class. Any lesser number, however, shall be sufficient for adjournments. Any adjourned session or sessions may be held within a reasonable time after the date set for the original meeting without the necessity of further notice.

          Except when a larger vote is required by any provisions of this Declaration of Trust or the By-Laws, a majority of the Shares voted on any matter shall decide such matter and a plurality shall elect a Trustee, provided that where any provision of law or of this Declaration of Trust permits or requires that the holders of any series or class shall vote as a series or class, then a majority of the Shares of that series or class voted on the matter shall decide that matter insofar as that series or class is concerned.

ACTION BY WRITTEN CONSENT

          SECTION 4. Any action taken by Shareholders may be taken without a meeting if a majority of Shareholders entitled to vote on the matter (or such larger vote as shall be required by any provision of this Declaration of Trust or the By-Laws) consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

ADDITIONAL PROVISIONS

          SECTION 5. The By-Laws may include further provisions for Shareholders' votes and meetings and related matters.

                                   ARTICLE VI

                     DISTRIBUTIONS, REDEMPTIONS, REPURCHASES
                      AND DETERMINATION OF NET ASSET VALUE

DISTRIBUTIONS

          SECTION 1. The Trustees may, but need not, distribute each year to the Shareholders of each series such income and gains, accrued or realized, as the Trustees may determine, after providing for actual and accrued expenses and liabilities (including such reserves as the Trustees may establish) determined in accordance with good accounting practices. The Trustees shall have full discretion to determine which items shall be treated as income and which items as capital and their determination shall be binding upon the

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Shareholders. Distributions of each year's income of each series, if any be made, may be made in one or more payments, which shall be in Shares, in cash or otherwise and on a date or dates determined by the Trustees. At any time and from time to time in their discretion, the Trustees may distribute to the Shareholders of any one or more series as of a record date or dates determined by the Trustees, in shares, in cash or otherwise, all or part of any gains realized on the sale or disposition of property of the series or otherwise, or all or part of any other principal of the Trust attributable to the series. Each distribution pursuant to this Section 1 shall be made ratably according to the number of Shares of the series or class held by the several Shareholders on the applicable record date thereof, provided that no distributions need be made on Shares purchased pursuant to orders received, or for which payment is made, after such time or times as the Trustees may determine. Any such distribution paid in Shares will be paid at the net asset value thereof as determined in accordance with this Declaration of Trust.

REDEMPTIONS AND REPURCHASES

          SECTION 2. Any holder of Shares of the Trust may by presentation of a written request, together with his certificates, if any, for such Shares, in proper form for transfer, at the office of the Trust, the adviser, the underwriter or the distributors, or at a principal office of a transfer or Shareholder services agent appointed by the Trust (as the Trustees may determine), redeem his Shares for the net asset value thereof determined and computed in accordance with the provisions of this Section 2 and the provisions of Section 5 of Article VI of this Declaration of Trust, less any redemption charge which the Trustees may establish. Upon receipt of such written request for redemption of Shares by the Trust, the adviser, the underwriter or the distributor, or the Trust's transfer or Shareholder services agent, such Shares shall be redeemed at the net asset value per share of the particular series next determined after such Shares are tendered in proper form for transfer to the Trust or determined as of such other time fixed by the Trustees, as may be permitted or required by the 1940 Act, provided that no such tender shall be required in the case of Shares for which a certificate or certificates have not been issued, and in such case such Shares shall be redeemed at the net asset value per share of the particular series next determined after such demand has been received or determined at such other time fixed by the Trustees, as may be permitted or required by the 1940 Act.

          The obligation of the Trust to redeem its Shares of each series as set forth above in this Section 2 shall be subject to the condition that, during any time of emergency, as hereinafter defined, such obligation may be suspended by the Trust by or under authority of the Trustees for such period or periods during such time of emergency as shall be determined by or under authority of the Trustees. If there is such a suspension, any Shareholder may withdraw any demand for redemption and any tender of Shares which has been received by the Trust during any such period and any tender of Shares the applicable net asset value of which would but for such suspension be calculated as of a time during such period. Upon such withdrawal, the trust shall return to the Shareholder the certificates therefor, if any. For the purposes of any such suspension "time of emergency" shall mean, either with respect to all Shares or any series of Shares, any period during which:

               (a) the New York Stock Exchange is closed other than for customary weekend and holiday closings; or

               (b) the Trustees or authorized officers of the Trust shall have determined, in compliance with any applicable rules and regulations or orders of the Commission, either that trading on the New York Stock Exchange is restricted, or that an emergency exists as a result of which (i) disposal by the Trust of securities owned by it is not reasonably practicable or (ii) it is not reasonably practicable for the Trust fairly to determine the current value of its net assets; or

               (c) the suspension or postponement of such obligations is permitted by order of the Commission.

          The Trust may also purchase, repurchase or redeem Shares in accordance with such other methods, upon such other terms and subject to such other conditions as the Trustees may from time to time authorize at a price not exceeding the net asset value of such Shares in effect when the purchase or repurchase or any contract to purchase or repurchase is made.

PAYMENT IN KIND

          SECTION 3. Subject to any generally applicable limitation imposed by the Trustees, any payment on redemption, purchase or repurchase by the Trust of Shares may, if authorized by the Trustees, be made wholly or partly in kind, instead of in cash. Such payment in kind shall be made by distributing securities or other property, constituting, in the opinion of the Trustees, a fair representation of the various types of securities and other property then held by the series of Shares being redeemed, purchased or repurchased (but not necessarily involving a portion of each of the series' holdings) and taken at their value used in determining the net asset value of the Shares in respect of which payment is made.

ADDITIONAL PROVISIONS RELATING TO REDEMPTIONS AND REPURCHASES

          SECTION 4. The completion of redemption, purchase or repurchase of Shares shall constitute a full discharge of the Trust and the Trustees with respect to such Shares and the Trustees may require that any certificate or certificates issued by the Trust to evidence the ownership of such Shares shall be surrendered to the Trustees for cancellation or notation.

DETERMINATION OF NET ASSET VALUE

          SECTION 5. The term "net asset value" of the Shares of each series shall mean: (i) the value of all the assets of such series; (ii) less total liabilities of such series; (iii) divided by the number of Shares of such series outstanding, in each case at the time of each determination. The "number of Shares of such series outstanding" for the purpose of such computation shall be exclusive of any Shares of such series to be redeemed, purchased or repurchased by the Trust and not then redeemed, purchased or repurchased as to which the price has been determined, but shall include Shares of such series presented for redemption, purchase or repurchase by the Trust and not then redeemed, purchased or repurchased as to which the price has not been determined and Shares of such series the sale of which has been confirmed. Any fractions involved in the computation of net asset value per share shall be adjusted to the nearer cent unless the Trustees shall determine to adjust such fractions to a fraction of a cent.

          The Trustees or any officer, officers or agent of the Trust designated for the purpose by the Trustees shall determine the net asset value of the Shares of each series, and the Trustees shall fix the times as of which the net asset value of the Shares of each series shall be determined and shall fix the periods during which any such net asset value shall be effective as to sales, redemptions and repurchases of, and other transactions in, the Shares of such series, except as such times and periods for any such transaction may be fixed by other provisions of this Declaration of Trust or the By-Laws. In valuing the portfolio investments of any series for determination of net asset value per Share of such series, securities for which market quotations are readily available shall be valued at prices which, in the opinion of the Trustees any officer, officers or agent of the Trust designated for the purpose by the Trustees, most nearly represent the market value of such securities, which may, but need not, be the most recent bid price obtained from one or more of the market makers for such securities; other securities and assets shall be valued at fair value as determined by or pursuant to the direction of the Trustees. Notwithstanding the foregoing, short-term debt obligations, commercial paper, and repurchase agreements may be, but need not be, valued on the basis of quoted yields for securities of comparable maturity, quality and type, or on the basis of amortized cost. In the determination of net asset value of any series, dividends receivable and accounts receivable for investments sold and for Shares sold shall be stated at the amounts to be received therefor; and income receivable accrued daily on bonds and notes owned shall be stated at the amount to be received. Any other assets shall be stated at fair value as determined by the Trustees or such officer, officers or agent pursuant to the Trustees' authority, except that no value shall be assigned to good will, furniture, lists, reports, statistics or other noncurrent assets other than real estate. Liabilities of any series for accounts payable, for investments purchased and for Shares tendered for redemption, purchase or repurchase by the Trust and not then redeemed, purchased or repurchased as to which the price has been determined shall be stated at the amounts payable therefor. In determining net asset value of any series, the person or persons making such determination on behalf of the Trust may include in liabilities such reserves, estimated accrued expenses and contingencies as such person or persons may in its, his or their best judgment deem fail and reasonable under the circumstances. Any income dividends and gains distributions payable by the Trust shall be deducted as of such time or times on the record date therefor as the Trustees shall determine.

          The manner of determining the net assets of any series or of determining the net asset value of the Shares of any series may from time to time be altered as necessary or desirable in the judgment of the Trustees to conform to any other method prescribed or permitted by any applicable law or regulation or generally accepted accounting practice.

          Determinations in accordance with Section t made in good faith shall be binding on all parties concerned.

REDEMPTIONS AT THE OPTION OF THE TRUST

          SECTION 6. The Trust shall have the right at its option and at any time to redeem Shares at the net asset value thereof (i) if such Shares are not held in an account of a customer of SEI Corporation or any of its affiliated companies or in such other account as the Trustee may determine from time to time; (ii) if at such time such Shareholder owns fewer Shares than, or Shares having an aggregate net asset value of less than, an amount determined from time to time by the Trustees; (iii) to the extent that such shareholder owns Shares of a particular series of Shares equal to or in excess of a percentage of the outstanding Shares of that series determined from time to time by the Trustees; or (iv) to the extent that such Shareholder owns Shares of the Trust representing a percentage equal to or in excess of such percentage of the aggregate number of outstanding Shares of the Trust or the aggregate net asset value of the Trust determined from time to time by the Trustees.

DIVIDENDS, DISTRIBUTIONS, REDEMPTIONS AND REPURCHASES

          SECTION 7. No dividend or distribution (including, without limitation, any distribution paid upon termination of the Trust or of any series) with respect to, nor any redemption or repurchase of, the Shares of any series shall be effected by the Trust other than from the assets of such series.


                                   ARTICLE VII
                           COMPENSATION AND LIMITATION
                            OF LIABILITY OF TRUSTEES

COMPENSATION
          SECTION 1. The Trustees as such shall be entitled to reasonable compensation from the Trust; they may fix the amount of their compensation. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking or other services and payment for the same by the Trust.

LIMITATION OF LIABILITY

          SECTION 2. The Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, investment adviser or manager, principal underwriter or custodian, nor shall any Trustee be responsible for the act or omission of any other Trustee, but nothing herein contained shall protect any Trustee against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

          Every note, bond, contract, instrument, certificate, Share or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been executed or done only in or with respect to their or his or her capacity as Trustees or Trustee, and such Trustees or Trustee shall not be personally liable thereon.

                                  ARTICLE VIII
                                 INDEMNIFICATION

          Subject to the exceptions and limitations contained in this Article, every person who is, or has been, a Trustee or officer of the Trust shall be indemnified by the Trust to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a Trustee or officer and against amounts paid or incurred by him in settlement thereof.

          No indemnification shall be provided hereunder to a Trustee or officer:

               (a) against any liability to the Trust or its Shareholders by reason of a final adjudication by the court or other body before which the proceeding was brought that he engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office;

               (b) with respect to any matter as to which he shall have been finally adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interests of the Trust;

               (c) in the event of a settlement or other disposition not involving a final adjudication (as provided in paragraph (a) or (b)) and resulting in a payment by a Trustee or officer, unless there has been either a determination that such Trustee or officer did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or a reasonable determination, based on a review of readily available facts (as opposed to a full trial-type inquiry) that he did not engage in such conduct:

                         (i) by a vote of a majority of the Disinterested
                    Trustees acting ont he matter (provided that a majority of the Disinterested Trustees then in office act on the matter); or

                         (ii) by written opinion of independent legal counsel.

          The rights of indemnification hereinafter provided may be insured against by policies maintained by the Trust, shall be severable, shall not affect any other rights to which any Trustee or officer may now or hereafter be entitled, shall continue as to a person who has ceased to be such Trustee or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. Nothing contained herein shall affect any rights to indemnification to which Trust personnel other than Trustees and officers may be entitled by contract or otherwise under law.

          Expenses of preparation and presentation of a defense to any claim, action, suit or proceeding of the character described in the next to the last paragraph of this Article shall be advanced by the Trust prior to final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that he is not entitled to indemnification under this Article, provided that either:

               (a) such undertaking is secured by a surety bond or some other appropriate security or the Trust shall be insured against losses arising out of any such advances; or

               (b) a majority of the Disinterested Trustees acting on the matter (provided that a majority of the Disinterested Trustees then in office act on the matter) or independent legal counsel in a written opinion shall determine, based upon a review of the readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the recipient ultimately will be found entitled to indemnification.

          As used in this Article, a "Disinterested Trustee" is one (i) who is not an "interested person of the Trust (as defined by the 1940 Act) (including anyone who has been exempted from being an "interested person:" by any rule, regulation or order of the Securities and Exchange Commission), and (ii) against whom none of such actions, suits or other proceedings or another action, suit or other proceeding on the same or similar grounds is then or has been pending.

          As used in this Article, the words "claim," "action," "suit" or "proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal or other, including appeals), actual or threatened; and the words "liability" and "expenses" shall include without limitation, attorney's fees, judgments, amounts paid in settlement, fines, penalties and other liabilities.

          In case any Shareholder or former Shareholder shall be held to be personally liable solely by reason of his or her being or having been a shareholder and not because of his or her acts or omissions or for some other reason, the shareholder or former Shareholder (or his or her heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled to be held harmless from and indemnified against all loss and expenses arising from such liability, but only out of the assets of the particular series of Shares of which he or she is or was a Shareholder.


                                   ARTICLE IX
                                  MISCELLANEOUS

TRUSTEES, SHAREHOLDERS, ETC. NOT PERSONALLY LIABLE; NOTICE

          SECTION 1. All persons extending credit to, contracting with or having any claim against the Trust or a particular series of shares shall look only to the assets of the Trust or the assets of that particular series of Shares for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, nor any of the Trust's officers, employees or agents, whether past, present or future, shall be personally liable therefor. Nothing in this Declaration of Trust shall protect any Trustee against any liability to which such Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee.

          Every note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officers or officer shall give notice that this Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts and shall recite that the same was executed or made by or on behalf of the Trust or by them as Trustees or Trustee or as officers or officer and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only upon the assets and property of the Trust, and may contain such further recital as he or she or they may deem appropriate, but the omission thereof shall not operate to bind any Trustees or Trustee or officers or officer of Shareholders or Shareholder individually.

TRUSTEES' GOOD FAITH ACTION, EXPERT ADVICE; NO BOND OR SURETY

         SECTION 2. The exercise by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested. A Trustee shall be liable for his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

LIABILITY OF THIRD PERSONS DEALING WITH TRUSTEES

         SECTION 3. No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

DURATION AND TERMINATION OF TRUST

         SECTION 4. Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be terminated at any time by vote of Shareholders holding at least a majority of the Shares entitled to vote or by the Trustees by written notice to the Shareholders. Any series of Shares may be terminated at any time by vote of Shareholders holding at least a majority of the Shares of such series entitled to vote or by the Trustees by written notice to the Shareholders of such series.

    Upon termination of the Trust or of any one or more series of Shares, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated, of the Trust or of the particular series as may be determined by the Trustees, the Trust shall, in accordance with such procedures as the Trustees consider appropriate, reduce the remaining assets to distributable form in cash or Shares or other securities, or any combination thereof, and distribute the proceeds to the Shareholders of the series involved, ratably according to the number of Shares of such series held by the several Shareholders of such series on the date of termination.

         SECTION 5. The original or a copy of this instrument and of each amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. A copy of this instrument and of each amendment hereto shall be filed by the Trust with the Secretary of the Commonwealth of Massachusetts and with the Boston City Clerk, as well as any other governmental office where such filing may from time to time be required. Anyone dealing with the Trust may rely on certificate by an officer of the Trust as to whether or not any such amendments have been made and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such amendments. In this instrument and in such amendment, references to this instrument, and the expression "herein," "hereof," and "hereunder," shall be deemed to refer to this instrument as amended from time to time. Headings are placed herein for convenience of reference only and shall not be taken as part hereof or control or affect the meaning, construction or effect of this instrument. This instrument may be executed in any number of counterparts each of which shall be deemed an original.

APPLICABLE LAW

         SECTION 6. The Trust shall be of the type commonly called a Massachusetts business trust, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust. This Declaration of Trust is to be governed by and construed and administered according to the laws of said Commonwealth.

AMENDMENTS

         SECTION 7. This Declaration of Trust may be amended at any time by an instrument in writing signed by a majority of the then Trustees when authorized to do so by a vote of Shareholders holding a majority of the Shares entitled to vote, except that an amendment which shall affect the holders of one or more series or classes of Shares but not the holders of all outstanding series or classes shall be authorized by vote of the Shareholders holding a majority of the Shares entitled to vote of each series or classes affected and no vote of Shareholders of a series or classes not affected shall be required. Amendments having the purpose of changing the name of the Trust or of supplying any omission, curing any ambiguity or curing, correcting or supplementing any defective or inconsistent provision contained herein shall not require authorization by Shareholder vote.

         IN WITNESS WHEREOF, the undersigned being the sole initial Trustee of the Trust has executed this document this 28th day of June, 1988.

                                            /s/ William M. Doran
                                            ---------------------
                                            William M. Doran
                                            200 One Logan Square
                                            Philadelphia, PA 19103

COMMONWEALTH OF PENNSYLVANIA
COUNTY OF PHILADELPHIA

         I, the undersigned authority, hereby certify that the foregoing is a true and correct copy of the instrument presented to me by William M. Doran as the original of such instrument.

         WITNESS my hand and official seal, this 28th day of June, 1988.

                                            /s/ Rochelle D. McCrae
                                            ------------------------
                                            Notary Public

                             ROCHELLE D. MCCRAE
                        Notary Public, Wayne, Chester Co.
                        My Commission Expires April 22, 1991
My commission expires: ______________


Resident Agent:
James E. Howard, Esquire
Kirkpatrick & Lockhart
Exchange Place, 53 State Street
Boston, MA 02109
(617) 277-6000

                             SEI WEALTH MANAGEMENT TRUST

                 WRITTEN INSTRUMENT AMENDING THE DECLARATION OF TRUST

    The undersigned, being all of the Trustees of SEI Wealth Management Trust, a business trust organized under the laws of the Commonwealth of Massachusetts pursuant to a Declaration of Trust dated June 30, 1988, do hereby amend, effective upon the fling of this instrument in the office of the Secretary of State of The Commonwealth of Massachusetts, the Declaration of Trust by changing the name of the Trust from "SEI Wealth Management Trust" to "SEI International Trust".

    This instrument may be executed in several counterparts, each of which shall be deemed an original, but all taken together shall constitute one instrument.

         IN WITNESS WHEREOF, the undersigned have signed these presents on the dates indicated.

/s/ Alfred P. West, Jr.                                    August 9, 1989
------------------------------
Alfred P. West, Jr.

/s/ William M. Doran                                       August 9, 1989
------------------------------
William M. Doran

/s/ Edward W. Binshadler                                   August 9, 1989
------------------------------
Edward W. Binshadler

/s/ Richard F. Blanchard                                   August 9, 1989
------------------------------
Richard F. Blanchard

/s/ F. Wendell Gooch                                       August 9, 1989
------------------------------
F. Wendell Gooch